                                                                    Exhibit 2.4


                                ESCROW AGREEMENT

              THIS AGREEMENT made this 16th day of February, 2000.


AMONG:

         MED-EMERG INTERNATIONAL INC., a corporation incorporated pursuant to the laws of the Province of Ontario

                  (hereinafter called the "ISSUER")

                           - and -

                  OLYMPIA TRUST COMPANY, a trust company incorporated pursuant to the laws of the Province of Alberta

                  (hereinafter called the "ESCROW AGENT")

                                    - and -

                  THOSE PERSONS LISTED IN SCHEDULE "A" HERETO

                  (hereinafter called the "SECURITYHOLDERS")


                  WHEREAS the Securityholders wish to deposit in escrow certain common shares of the Issuer (the "ESCROWED SHARES") received by them in connection with the acquisition of Laser Rejuvenation Clinics Ltd. ("LRC") by the Issuer (the "ACQUISITION") pursuant to a Business Combination Agreement dated February 16, 2000 (the "BUSINESS COMBINATION AGREEMENT") and for that purpose have agreed to deliver to the Escrow Agent the security certificates representing the common shares of LRC described in Schedule "A" hereto (the "LRC SHARES");

                  AND WHEREAS the Securityholders have directed the Escrow Agent to deposit the LRC Shares to the Offer (as defined in the Business Combination Agreement) under the terms of the Lock-Up Agreement dated February 16, 2000 amongst the Issuer, the Escrow Agent and the Securityholders, a copy of which is attached hereto as Schedule "B";

                  AND WHEREAS the Parties have agreed that two thirds of the Issuer's common shares and none of the Issuer's warrants issuable upon completion of the Offer in exchange for the LRC Shares deposited by the Securityholders shall comprise the Escrowed Shares hereunder and shall be divided amongst the Securityholders as per Schedule "A" hereto;

                  AND WHEREAS the Escrow Agent shall immediately release to the Securityholders one third of the Issuer's shares and all of the Issuer's warrants issuable upon completion of the Offer in exchange for the LRC Shares deposited under the Offer by the Escrow Agent on behalf of the Securityholders;

                  AND WHEREAS the Escrow Agent has agreed to undertake and perform its duties according to the terms and conditions hereof;

                  NOW THEREFORE, this agreement witnesses that, in consideration of the sum of one dollar ($1.00) paid by the parties to each other, receipt of this sum being acknowledged by each of the parties, the Securityholders jointly and severally covenant and agree with the Issuer and with the Escrow Agent, and the Issuer and the Escrow Agent covenant and agree with the other and with the Securityholders jointly and severally, as follows:

I. THE PARTIES ACKNOWLEDGE THAT, EXCEPT AS PROVIDED HEREIN, ALL OF THE MEII SECURITIES (AS DEFINED IN THE BUSINESS COMBINATION AGREEMENT) RECEIVED BY THE SECURITYHOLDERS IN ACCORDANCE WITH THE OFFER SHALL BE RELEASED TO THE SECURITYHOLDERS IN ACCORDANCE WITH THE OFFER AND THIS AGREEMENT. EACH OF THE SECURITYHOLDERS AGREES TO PLACE AND DEPOSIT IN ESCROW WITH THE ESCROW AGENT THOSE OF THE SECURITYHOLDERS' SECURITIES OF THE ISSUER RECEIVED IN ACCORDANCE WITH THE OFFER AS DESCRIBED IN SCHEDULE "A". EACH OF THE SECURITYHOLDERS AGREES TO DEPOSIT IN ESCROW ANY REPLACEMENT SECURITIES OR CERTIFICATES WHICH MAY AT ANY TIME BE ISSUED FOR ANY ESCROWED SECURITIES.

II. EACH OF THE SECURITYHOLDERS SHALL BE ENTITLED TO A LETTER OR RECEIPT FROM THE ESCROW AGENT STATING THE NUMBER OF SECURITIES REPRESENTED BY CERTIFICATES HELD FOR THE SECURITYHOLDER BY THE ESCROW AGENT, SUBJECT TO THE TERMS OF THIS AGREEMENT. IT IS EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES TO THIS AGREEMENT THAT SUCH LETTER OR RECEIPT SHALL NOT BE ASSIGNABLE.

III. EXCEPT AS PROVIDED IN SECTIONS 4, 5, 6 AND 20 THE ESCROWED SHARES SHALL REMAIN IN ESCROW AND SHALL NOT BE SOLD, ASSIGNED, HYPOTHECATED, PLEDGED, CHARGED, ALIENATED, RELEASED FROM ESCROW, TRANSFERRED WITHIN ESCROW OR OTHERWISE IN ANY MANNER DEALT WITH, WITHOUT THE PRIOR WRITTEN CONSENT OF THE ISSUER TO THE ESCROW AGENT. ANY RELEASE MAY BE EITHER TOTAL OR PARTIAL; A PARTIAL RELEASE SHALL RELEASE FROM ESCROW ONLY THE SECURITIES SPECIFIED IN IT, AND THIS AGREEMENT SHALL CONTINUE IN FORCE WITH RESPECT TO THOSE SECURITIES AS MAY FROM TIME TO TIME REMAIN IN ESCROW UNTIL ALL THE ESCROWED SHARES HAVE BEEN EITHER RELEASED PURSUANT TO SECTIONS 4, 5, 6 AND 20 OR ON THE WRITTEN CONSENT OF THE ISSUER. THE FOREGOING SHALL NOT PREVENT ANY TRANSFER OR ASSIGNMENT WHICH MAY BE REQUIRED BY REASON OF THE DEATH OR BANKRUPTCY OF ANY SECURITYHOLDER, IN WHICH CASE THE ESCROW AGENT SHALL HOLD THE SAID SECURITIES AND CERTIFICATES IN ESCROW, SUBJECT TO THE PROVISIONS OF THIS AGREEMENT, FOR WHATEVER PERSON OR COMPANY SHALL BE LEGALLY ENTITLED TO BE OR BECOME THE REGISTERED OWNER THEREOF.

IV. UPON WRITTEN NOTIFICATION BY THE ISSUER AND SECURITYHOLDERS TO THE ESCROW AGENT OF THE DATE THE LRC SHARES ARE ACQUIRED BY THE ISSUER, THE ESCROWED SHARES DEPOSITED WITH THE ESCROW AGENT PURSUANT TO THIS AGREEMENT SHALL BE AUTOMATICALLY RELEASED AS TO ONE-HALF (1/2) OF THE ESCROWED SHARES (THE "FIRST TRANCHE") AT THE END OF SIX MONTHS FROM THE

         DATE THE LRC SHARES ARE ACQUIRED BY THE ISSUER AND, SUBJECT TO SECTION 7, THE REMAINING ONE-HALF (1/2) OF THE ESCROWED SHARES (THE "SECOND TRANCHE") AT THE END OF EIGHTEEN MONTHS FROM THE SAME DATE (THE "ESCROW PERIOD").

V. IF DURING THE PERIOD IN WHICH ANY OF THE ESCROWED SHARES ARE RETAINED IN ESCROW PURSUANT HERETO, ANY CASH DIVIDEND IS RECEIVED BY THE ISSUER IN RESPECT OF THE ESCROWED SHARES, ANY SUCH CASH DIVIDEND SHALL BE FORTHWITH PAID OR TRANSFERRED TO THE RESPECTIVE SECURITYHOLDERS ENTITLED THERETO. IF DURING THE PERIOD IN WHICH ANY OF THE ESCROWED SHARES ARE RETAINED IN ESCROW PURSUANT HERETO, ANY SHARE DIVIDEND OR OTHER DISTRIBUTION OF SECURITIES IS RECEIVED BY THE SECURITYHOLDERS IN RESPECT OF THE ESCROWED SHARES, THE SECURITYHOLDERS SHALL FORTHWITH DELIVER TO THE ESCROW AGENT ANY CERTIFICATES REPRESENTING SUCH SHARE DIVIDEND OR SECURITIES AND SUCH CERTIFICATES WILL BE HELD BY THE ESCROW AGENT ON AND SUBJECT TO THE TERMS OF THIS AGREEMENT.

VI. ANY SECURITYHOLDER MAY HYPOTHECATE, PLEDGE OR CHARGE ANY OR ALL SECURITIES OWNED BY IT AND DEPOSITED IN ESCROW HEREUNDER TO A FINANCIAL INSTITUTION, PROVIDED THAT PRIOR TO SUCH HYPOTHECATION, PLEDGE OR CHARGE, SUCH FINANCIAL INSTITUTION ENTERS INTO AN AGREEMENT WITH THE PARTICULAR SECURITYHOLDER, THE ISSUER AND THE ESCROW AGENT WHEREBY IT AGREES TO BE BOUND BY THE PROVISIONS OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE SECURITIES SO HYPOTHECATED, PLEDGED OR CHARGED MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DEALT WITH EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, AND PROVIDED THAT THE SECURITYHOLDER PROVIDES TO THE ESCROW AGENT ANY AND ALL DOCUMENTS THAT THE ESCROW AGENT DEEMS NECESSARY OR REQUIRED IN ORDER TO EFFECT SUCH HYPOTHECATION, PLEDGE OR CHARGE.

VII.     (A)  AT ANY TIME OR TIMES PRIOR TO THE TERMINATION OF THE ESCROW
              PERIOD, THE ISSUER MAY MAKE CLAIMS AGAINST THE SECOND TRANCHE FOR INDEMNIFICATION PURSUANT TO AND IN ACCORDANCE WITH ARTICLE 3 OF THE BUSINESS COMBINATION AGREEMENT. THE ISSUER SHALL PROMPTLY NOTIFY THE SECURITYHOLDERS AND THE ESCROW AGENT IN WRITING UPON DETERMINATION TO MAKE A CLAIM, AND IN ANY EVENT PRIOR TO THE EXPIRATION OF THIS AGREEMENT, OF EACH SUCH CLAIM, INCLUDING A SUMMARY OF THE AMOUNT OF AND BASIS FOR SUCH CLAIM. IF THE SECURITYHOLDERS OR ANY OF THEM SHALL DISPUTE SUCH CLAIM, SUCH SECURITYHOLDER(S) SHALL GIVE WRITTEN NOTICE THEREOF TO THE ISSUER AND TO THE ESCROW AGENT WITHIN SIXTY (60) DAYS AFTER RECEIPT OF NOTICE OF THE ISSUER'S CLAIM, IN WHICH CASE THE ESCROW AGENT SHALL CONTINUE TO HOLD THE SECOND TRANCHE OF SUCH SECURITYHOLDER'S ESCROWED SHARES IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT. IF ANY OF THE SECURITYHOLDERS HAVE NOT DISPUTED THE CLAIM AS PROVIDED ABOVE, THEN SUCH CLAIM SHALL BE DEEMED TO HAVE BEEN ACKNOWLEDGED BY SUCH SECURITYHOLDER(S) TO BE PAYABLE OUT OF SUCH SECURITYHOLDER(S)' PERCENTAGE OF THE SECOND TRANCHE AND THE ESCROW AGENT SHALL USE ITS BEST EFFORTS TO PAY SUCH SECURITYHOLDER(S)' RESPECTIVE PERCENTAGE OF SUCH

              CLAIM (AND SUCH SECURITYHOLDER(S) SHALL EXECUTE POWERS OF ATTORNEY IN BLANK AND DELIVER SUCH TO THE ESCROW AGENT FOR THIS PURPOSE) TO THE ISSUER AS SOON THEREAFTER AS POSSIBLE FOLLOWING THE DETERMINATION OF THE CURRENT MARKET PRICE OF THE SECOND TRANCHE PURSUANT TO SECTION 7(B) BELOW. FOR THIS PURPOSE, THE SECURITYHOLDERS' RESPECTIVE PERCENTAGES ARE AS SET FORTH IN SCHEDULE "A". IF THE AMOUNT OF THE CLAIM EXCEEDS THE VALUE OF THE SECOND TRANCHE, THE ESCROW AGENT AND THE SECURITYHOLDERS SHALL HAVE NO LIABILITY OR RESPONSIBILITY FOR ANY DEFICIENCY.

         (b) The Escrow Agent shall follow the procedure below in making any payment in satisfaction of a claim against the Second Tranche:

              (i) The Escrow Agent shall make payment from the Second Tranche in such number of Escrowed Shares of each Securityholder (computed to the nearest whole share) having a value equal to the Securityholder's share of the value of the claim, based on such Securityholder's percentage as set forth in Schedule "A". Any payment of Escrowed Shares by the Escrow Agent to the Issuer, as the case may be, shall be treated as a sale by the Securityholder of such Escrowed Shares to the Issuer for cancellation for the value described herein. The value of an Escrowed Share for purposes of this Section shall be the Current Market Price of the Issuer's Shares (as hereinafter defined). The Issuer shall, as specified in
                   (ii) below, notify the Securityholders and Escrow Agent in writing of the Current Market Price and the number of Escrowed Shares from the Second Tranche claimed in respect of each Securityholder.

              (ii) For the purpose of this Agreement, the Current Market
                   Price for any date means the average of the closing price of the Issuer's common shares during a period of twenty
                   (20) consecutive trading days ending five (5) trading days before such date on a national securities exchange or the Nasdaq National Market (in either case, a "National Exchange"); provided, however, that if in the opinion of a board of directors of the Issuer, the public distribution or trading activity of the Issuer's common shares during such period does not create a market which reflects the fair market value of the Issuer's common shares, or the Shares are not then listed for trading or quoted on a National Exchange then the Current Market Price of the Issuer's common shares shall be determined by the Issuer's auditors, and provided further that any such determination by the auditors shall be conclusive and binding.

                   The Escrowed Shares delivered to the Issuer in satisfaction of a claim shall be allocated among the applicable Securityholders so as to reduce each such Securityholder's interest in the remaining Escrowed Shares in proportion to their respective ownership percentages as set forth on Exhibit A hereto. In the event that the Escrow Agent must make payment with a number of Escrowed Shares less than or different from the number of Shares represented by a certificate in the escrow, the Escrow Agent shall surrender such certificate to the Issuer or the transfer agent and the Issuer shall deliver to the Escrow Agent certificates of the Issuer's common shares identical in form but for the number of Escrowed Shares as necessary to allow for proper payment of the claim so long as the number of Escrowed Shares of the new certificates plus the amount of Escrowed Shares used to satisfy such claim shall be equivalent to the total number of Escrowed Shares covered by the surrendered certificate.

         (c) (i) If the Securityholders or any of them shall dispute a claim of the Issuer as provided above, the Escrow Agent shall set aside a portion of such Securityholders' Escrowed Shares sufficient to pay the Securityholder's percentage of said claim in full as reasonably determined by the Escrow Agent based on the valuation procedures in Subsection 7(b) above (the "Set Aside Amount"). The Escrow Agent shall notify the other parties hereto in writing of the Set Aside Amount. The appropriate number of Escrowed Shares in the Set Aside Amount shall be determined by the procedure described in Section 7(b)(i) above.

              (ii) If the disputed indemnification claim has not been resolved or settled within fifteen (15) days after the Escrow Agent's receipt of the Securityholder's notice of dispute of the same, said indemnification claim shall be settled by binding arbitration in accordance with the ARBITRATIONS ACT (Ontario). In no event shall the Escrow Agent be responsible for any fee or expense of any party to any arbitration proceeding. The determination of the arbitrator as to the amount, if any, of the indemnification claim which is properly allowable shall be conclusive and binding upon the parties hereto and judgment may be entered thereon in any court having jurisdiction thereof, including, without limitation, any court in the Province of Ontario. The arbitrator shall have the authority in its discretion to award to the prevailing party reasonable costs and expenses, including attorney's fees and the cost of arbitration. The Escrow Agent shall use its best efforts to make payment of such claim, as and to the extent allowed, to the Issuer or out of the Set Aside Amount as soon thereafter as possible.

             (iii) Notwithstanding Section 7(c)(ii), if a disputed
                   indemnification claim has not been resolved or compromised as of the date of termination of the Escrow Period, and such claim does not involve a third-party claim or suit, the Issuer and the applicable Securityholders shall continue to negotiate in good faith a settlement of such claims for a period of ten (10) days after the date of termination of the Escrow Period. If, after the expiration of such ten-day period, such indemnification claim still has not been resolved or compromised, such claim shall be settled in accordance with the arbitration provisions set forth in Section 7(c)(ii).

             (iv) It is understood and agreed that should any dispute arise under this Section 7, the Escrow Agent, upon receipt of written notice of such dispute or claim by any of the Securityholders, is authorised and directed to retain in its possession without liability to anyone, the Set Aside Amount relating to such dispute until such dispute shall have been settled pursuant to Section 7. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrowed Shares.

VIII.    ALL VOTING RIGHTS ATTACHED TO THE ESCROWED SHARES SHALL AT ALL
         TIMES BE EXERCISED BY THE RESPECTIVE REGISTERED OWNERS THEREOF AND THE ISSUER AND THE ESCROW AGENT SHALL TAKE ALL NECESSARY STEPS FROM TIME TO TIME TO PERMIT THE REGISTERED OWNERS TO EXERCISE SUCH RIGHTS.

IX. The Escrow Agent accepts the responsibilities placed on the Escrow Agent by this Agreement and agrees to perform them in accordance with the terms hereof and with the applicable consent of the Issuer or the direction of the parties hereto.

X. The Issuer hereby acknowledges the terms and conditions of this Agreement and agrees to take all reasonable steps to facilitate the Issuer's performance of this Agreement and to pay the Escrow Agent's proper charges for the Escrow Agent's services as Escrow Agent of this escrow.

XI.      (a) The Escrow Agent may, at the expense of the Issuer, employ or retain such counsel or other experts or advisors as it reasonably requires for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and will not be responsible for any misconduct or negligence on the part of any of them who has been selected with due care by the Escrow Agent or for any actions taken by the Escrow Agent in reliance on the advice provided.

         (b) The Escrow Agent and its directors, officers, agents and employees will at all times be jointly and severally indemnified and saved harmless by the Issuer and the Securityholders from and against all claims, demands, losses, actions, costs, charges, expenses, damages and liabilities whatsoever arising in connection with this Agreement, including, without limitation, those arising out of or related to actions taken or omitted to be taken by the Escrow Agent contemplated hereby, legal fees and disbursements on a solicitor and client basis, and costs and expenses incurred in connection with the enforcement of this indemnity, which the Escrow Agent may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Escrow Agent and including any deed, matter or thing in relations to the registration, perfection, release or discharge of security. The foregoing provisions of this Section do not apply to the extent that in any circumstances there has been a failure by the Escrow Agent or its employees or agents to act honestly and in good faith or where the Escrow Agent or its employees or agents have acted with negligence or in wilful disregard to the Escrow Agent's obligations hereunder. The Escrow Agent shall not incur any liability or responsibility whatsoever or be in any way responsible for the consequence or any breach on the part of the Issuer or Securityholders of any of the covenants herein contained.

XII. IF THE ESCROW AGENT SHOULD WISH TO RETIRE, THE ESCROW AGENT SHALL PROVIDE NINETY (90) DAYS' NOTICE TO THE ISSUER, AND THE ISSUER MAY BY WRITING APPOINT ANOTHER TRUSTEE IN THE ESCROW AGENT'S PLACE AND SUCH APPOINTMENT SHALL BE BINDING ON THE SECURITYHOLDERS, AND THE NEW TRUSTEE SHALL ASSUME AND BE BOUND BY THE OBLIGATIONS OF THE ESCROW AGENT HEREUNDER.

XIII. IF AT ANY TIME, A DISPUTE, OTHER THAN THAT CONTEMPLATED IN SECTION 7(C) SHALL EXIST, OR THE ESCROW AGENT CONCLUDES IN ITS SOLE DISCRETION THAT THERE IS A BONA FIDE QUESTION, CONFUSION OR DISPUTE, IN RESPECT TO THE ESCROW AGENT'S DUTIES UNDER THIS AGREEMENT OR THE HOLDING OR DELIVERY OF THE ESCROWED SHARES, THE ESCROW AGENT MAY, IN ITS SOLE DISCRETION, DELIVER THE ESCROWED SHARES THEN REMAINING TO THE CLERK OF THE SUPERIOR COURT OF JUSTICE OF ONTARIO AND INTERPLEAD EACH OF THE PARTIES TO THIS AGREEMENT. UPON SO DELIVERING THE ESCROWED SHARES THEN REMAINING, AND INTERPLEADING THE PARTIES, THE ESCROW AGENT SHALL BE RELEASED FROM ALL OBLIGATIONS UNDER THE AGREEMENT.

XIV. THIS AGREEMENT MAY BE AMENDED ONLY UPON AGREEMENT BY THE ISSUER, THE ESCROW AGENT AND THE SECURITYHOLDERS.

XV. THIS AGREEMENT MAY BE EXECUTED IN SEVERAL COUNTERPARTS IN THE SAME FORM AND THE COUNTERPARTS SO EXECUTED SHALL TOGETHER CONSTITUTE ONE ORIGINAL AGREEMENT, AND THE PARTS, IF MORE THAN ONE, SHALL BE READ TOGETHER AND SHALL BE CONSTRUED AS IF ALL THE SIGNING PARTIES HERETO HAD EXECUTED ONE COPY OF THIS AGREEMENT.

XVI. THIS AGREEMENT TOGETHER WITH THE LOCK-UP AGREEMENT AND THE BUSINESS COMBINATION AGREEMENT CONSTITUTE THE ENTIRE UNDERSTANDING BETWEEN THE PARTIES TO THIS AGREEMENT WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT AND SUPERSEDES ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, BETWEEN THE PARTIES AND THERE ARE NO WARRANTIES, REPRESENTATIONS OR OTHER AGREEMENTS BETWEEN THE PARTIES IN CONNECTION WITH THIS AGREEMENT , EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT.

XVII. THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH AND GOVERNED IN ALL RESPECTS BY THE LAWS OF THE PROVINCE OF ONTARIO.

XVIII. ANY PROVISION OR PORTION OF ANY PROVISION OR PROVISIONS OF THIS AGREEMENT DETERMINED BY A COURT OF COMPETENT JURISDICTION TO BE INVALID, ILLEGAL OR UNENFORCEABLE SHALL BE DEEMED STRICKEN TO THE EXTENT NECESSARY TO ELIMINATE ANY INVALIDITY, ILLEGALITY OR UNENFORCEABILITY AND THE REST OF THE AGREEMENT AND ALL OTHER PROVISIONS AND PARTS OF THIS AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT AND BE BINDING ON THE PARTIES TO THIS AGREEMENT AS THOUGH THE ILLEGAL OR UNENFORCEABLE PROVISION OR PROVISIONS OR PART OR PARTS OF THE AGREEMENT HAD NEVER BEEN INCLUDED IN THIS AGREEMENT.

XIX. IN THIS AGREEMENT, THE TERM "SECURITYHOLDERS" SHALL INCLUDE THE SECURITYHOLDERS' RESPECTIVE PERMITTED TRANSFEREES WITHIN ESCROW AND ANY PERSON TO WHOM THE INTEREST OF A SECURITYHOLDER MAY BE TRANSMITTED BY OPERATION OF LAW AS PROVIDED HEREIN, AND THE EXPRESSION "THE ESCROW AGENT" SHALL INCLUDE A NEW TRUSTEE APPOINTED HEREUNDER, AND WHEREVER THE SINGULAR OR MASCULINE IS USED, THE SAME SHALL BE CONSTRUED TO INCLUDE THE PLURAL OR FEMININE OR NEUTER WHERE THE CONTEXT SO REQUIRES.

XX. IT IS ACKNOWLEDGED THAT FIFTY (50%) PERCENT OF THE LRC SHARES OR 50% OF THE ESCROWED SHARES, DEPENDING ON TIMING, HELD BY SECURITYHOLDER COREN TO BE ACQUIRED BY THE ISSUER PURSUANT TO THE OFFER WILL BE TRANSFERRED TO SECURITYHOLDER RENA NATHANAIL PURSUANT TO A DIVORCE AGREEMENT, AT WHICH TIME NATHANAIL SHALL BECOME A SECURITYHOLDER HEREUNDER. NATHANAIL AGREES TO BE BOUND BY ALL OF THE TERMS AND OBLIGATIONS OF THIS AGREEMENT.

XXI. ANY NOTICE HEREIN REQUIRED OR PERMITTED TO BE GIVEN BY ANY PARTY TO THE OTHERS SHALL BE IN WRITING AND SHALL BE DELIVERED OR SENT BY TELEX OR FACSIMILE TRANSMISSION, PERSONAL DELIVERY OR PRE-PAID REGISTERED MAIL TO THE APPLICABLE ADDRESS SET FORTH BELOW:

         in the case of MEII, to the following:

                  Med-Emerg International Inc.
                  2550 Argentia Road,
                  Suite 205
                  Mississauga, Ontario
                  L5N 5R1

                  Attention:        The President
                  Facsimile:        (905) 858-1399

         in the case of LRC, to:

                  Laser Rejuvenation Clinics Ltd.
                  102 - 4616 Valiant Drive N.W.
                  Calgary, Alberta
                  T3A 0X9
                  Attention:        The President
                  FAX No.: (403) 202-4069

         with a copy to:

                  McCarthy Tetrault
                  Suite 3300, 421-7th Avenue S.W.
                  Calgary, Alberta
                  T2P 4K9

                  Attention:        Andrew Grasby
                  Fax No.  (403) 260-3501
         in the case of Howard Coren, to:

                  Suite E101
                  Eau Claire Avenue S.W.
                  Calgary, Alberta
                  T2P 3R8

         with a copy to:

                  McCarthy Tetrault
                  Suite 3300, 421-7th Avenue S.W.
                  Calgary, Alberta
                  T2P 4K9

                  Attention:        Andrew Grasby
                  Fax No.  (403) 260-3501

         in the case of Tom Woo, to:

                  Suite 401
                  2675 - 36th Street N.E.
                  Calgary, Alberta
                  T1Y 6H6

         with a copy to:

                  McCarthy Tetrault
                  Suite 3300, 421-7th Avenue S.W.
                  Calgary, Alberta
                  T2P 4K9

                  Attention:        Andrew Grasby
                  Fax No.  (403) 260-3501

         in the case of Rena Nathanail, to:
                  147 Signal Ridge Link S.W.
                  Calgary, Alberta
                  T3H 2J8

         with a copy to:

                  McCarthy Tetrault
                  Suite 3300, 421-7th Avenue S.W.
                  Calgary, Alberta
                  T2P 4K9

                  Attention:        Andrew Grasby
                  Fax No.  (403) 260-3501
         in the case of the Escrow Agent, to:

                  Olympia Trust Company
                  2600, 700 - 9 Avenue S.W.
                  Calgary, Alberta
                  T2P 3V4

                  Attention:        Manager, Client Services
                  Fax No.  (403) 265-1455

Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed or sent before 4:30 p.m. (local time at place of receipt) on such day, with a confirmation of receipt printed from the sender's machine. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof, provided, however, that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made or to have been received only upon actual receipt.

XXII. THIS AGREEMENT SHALL ENURE TO THE BENEFIT OF AND BE BINDING ON THE PARTIES TO THIS AGREEMENT AND EACH OF THEIR HEIRS, EXECUTORS, ADMINISTRATORS, SUCCESSORS AND PERMITTED ASSIGNS.

                  IN WITNESS WHEREOF, the Issuer, the Escrow Agent and the Securityholders have executed this Escrow Agreement as of the date first above written.



                                                  MED-EMERG INTERNATIONAL INC.
                                                  By: ------------------------
                                                  Name:
                                                  Title:


                                                  OLYMPIA TRUST COMPANY
                                                  By: ------------------------
                                                  Name:
                                                  Title:


                                                  By: ------------------------
                                                  Name:
                                                  Title:


----------------------------------          ------------------------------------
WITNESS                                     HOWARD COREN


----------------------------------          ------------------------------------
WITNESS                                     TOM WOO


----------------------------------          ------------------------------------
WITNESS                                     RENA NATHANAIL